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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-165069, 333-62669, 333-132013, 333-140980, 333-140981 and 333-202299 on Form S-8 and in Registration Statement No. 333-218760 on Form S-3 of our report dated December 18, 2017, relating to the consolidated financial statements and financial statement schedule of Deere & Company and subsidiaries ("Deere & Company"), and the effectiveness of Deere & Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 29, 2017.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

December 18, 2017

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  Exhibit 23